EXHIBIT I

                 Note: This exhibit contains amounts in Pakistan
              Rupees. See Attachment A to this exhibit for amounts
                                in U. S. dollars.















                      FAUJI KABIRWALA POWER COMPANY LIMITED











                           ACCOUNTS FOR THE YEAR ENDED

                                  JUNE 30, 1996





















                              A. F. FERGUSON & CO.
                              CHARTERED ACCOUNTANTS
                                    ISLAMBAD

                                           November 6, 1996
                                                 1492




The Board of Directors
Fauji Kabirwala Power Company Limited
Rawalpindi


Dear Sirs


ACCOUNTS FOR THE YEAR ENDED JUNE 30, 1996


We enclose ten copies of the above referred accounts of Fauji Kabirwala Power Company Limited with our report thereon initialled by us for indemnification purposes. We shall be pleased to sign our report after

              (i) the accounts have been approved by the Board and signed by the Chairman and a Director authorized in this behalf; and

             (ii) we have seen the Board's specific approval in respect of the items listed in Annexure to this letter.

              We wish to place on record our appreciation of the cooperation and courtesy extended to us by all concerned during the course of the audit.




Yours truly,


/s/ A. F. Ferguson

encls

                                                                       Annexure


A. F. FERGUSON & CO.



FAUJI KABIRWALA POWER COMPANY LIMITED

ACCOUNTS FOR THE YEAR ENDED JUNE 30, 1996



Items requiring the Board's approval as referred to in the first paragraph of our letter 1492 dated November 6, 1996.



                                                                       Rupees


a)            Additions to fixed assets - at cost                     1,267,846

b)            Additions to capital work in progress - at cost

              -   Development cost charged by an associated
                  undertaking                                        15,376,822

              -   Mark up on short term finance provided by an
                  associated undertaking                             10,833,423

              -   Civil works and other preproduction expenditure   118,736,604







/initialled/ AFFCo

                              A. F. FERGUSON & CO.





AUDITORS' REPORT TO THE MEMBERS



We have audited the annexed balance sheet of Fauji Kabirwala Power Company Limited as at June 30, 1996 together with the notes forming part thereof, and we state that we have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purposes of our audit and after due verification thereof, we report that:

           (a) in our opinion, proper books of account have been kept by the Company as required by the Companies Ordinance, 1984:

           (b)    in our opinion

                      (i) the balance sheet together with the notes thereon has been drawn up in conformity with the Companies Ordinance, 1984, and is in agreement with the books of account and is further in accordance with the Company's accounting policies consistently applied;

                     (ii) the expenditure incurred during the year was for the purpose of the Company's business; and

                    (iii)  the  business  conducted,  investments  made  and the
                           expenditure   incurred   during   the  year  were  in
                           accordance with the objects of the Company;

           (c) in our opinion and to the best of our information and according to the explanations given to us, the balance sheet, together with the notes forming part thereof, give the information required by the Companies Ordinance, 1984, in the manner so required and give a true and fair view of the state of the Company's affairs as at June 30, 1996; and

           (d) in our opinion no Zakat was deductible at source under the Zakat and Ushr Ordinance, 1980.




Chartered Accountants

/initalled/ AFFCo
Islamabad

FAUJI KABIRWALA POWER COMPANY LIMITED

BALANCE SHEET AS AT JUNE 30, 1996

                                                       1996          1995
                                             Note     Rupees        Rupees

SHARE CAPITAL

  Authorized capital
  200,000,000 (1995: 3,000,000)
  ordinary shares of Rs 10 each                    2,000,000,000  30,000,000
                                                   =============  ==========

  Issued, subscribed and paid-up
  capital 83,000 (1995: 83,000)
  ordinary shares of Rs 10 each                          830,000     830,000

LONG TERM LOANS                                3               -           -

CURRENT LIABILITIES

  Creditors, accrued and other
  liabilities                                  4     181,139,925  32,118,384

CONTINGENCIES AND COMMITMENTS                  5
                                                   -------------  ----------
                                                     181,969,925  32,948,384
                                                   =============  ==========



FIXED CAPITAL EXPENDITURE

  Fixed assets                                 6       9,422,213   8,826,818

  Capital work in progress                     7     167,986,807  23,039,958
                                                   -------------  ----------
                                                     177,409,020  31,866,776

PRELIMINARY EXPENSES                           8       2,503,200      51,700

CURRENT ASSETS

  Advances and prepayments                     9         546,034     177,405

  Balances with banks                                  1,511,671     852,503
                                                   -------------  ----------
                                                       2,057,705   1,029,908

                                                   -------------  ----------
                                                     181,969,925  32,948,384
                                                   =============  ==========


The annexed notes form an integral part of these accounts.


/initialled/ AFFCo


Chairman/Chief Executive                                          Director

FAUJI KABIRWALA POWER COMPANY LIMITED

NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED JUNE 30, 1996



1.       LEGAL STATUS AND OPERATIONS

         The Company was incorporated in Pakistan on July 28, 1994 as a public limited company for the principal purposes of implementing a project comprising the establishment and operation of a 157 MW power generation plant and sale of the electricity generated by such plant to Water and Power Development Authority.

2.       SIGNIFICANT ACCOUNTING POLICIES

2.1      Accounting convention

         The accounts have been prepared under the historical cost convention.

2.2      Fixed capital expenditure

         Fixed assets except freehold land are stated at cost less accumulated depreciation. Freehold land and capital work in progress are stated at cost.

         Depreciation is provided on straight line method to write off the cost of an asset over its estimated useful life. Full year's depreciation is provided on additions during the first six months of the year whereas half year's depreciation is provided on additions during the last six months of the year. No depreciation is provided on assets deleted during the year.

2.3      Foreign currency transactions

         Transactions in foreign currencies are converted into rupees at the rate of exchange ruling on the date of the transaction. All assets and liabilities in foreign currencies are translated at exchange rates prevailing at the balance sheet date.

3.       LONG TERM LOANS - SECURED

         The Company has executed two loan agreements of US $32 million and US $65 million with Asian Development Bank (ADB), Philippines and a loan agreement of US $35 million with Export Development Corporation (EDC), Canada, which loans remained undisbursed at the year end. The loans are secured by a charge on all the present and future assets of the Company.




/initialled/ AFFCo

4.       CREDITORS, ACCRUED AND OTHER LIABILITIES

                                                      1996              1995
                                                     Rupees            Rupees

         Amount due to associated undertakings      179,432,437      32,005,073

         Accrued liabilities                          1,707,488         113,311
                                                    -----------      ----------
                                                    181,139,925      32,118,384
                                                    ===========      ==========

5.       CONTINGENCIES AND COMMITMENTS

         Capital expenditure commitments outstanding amounting to Rs 1,051,634 (1995: Nil).




/initialled/ AFFCo

6.        FIXED ASSETS

                                                  Cost
                                    --------------------------------
                                        At      Additions      At
                                      July 1,               June 30,
                                       1995                   1996

         Freehold land              7,040,595    378,664   7,419,259

         Office equipment             143,595    240,200     383,795

         Electrical gas appliances     32,590     11,000      43,590

         Air conditioners              42,100          -      42,100

         Furniture and fixtures        93,704     17,240     110,944

         Motor vehicles             1,748,702    620,742   2,369,444
                                    ---------  ---------  ----------

                      Total Rupees  9,101,286  1,267,846  10,369,132
                                    =========  =========  ==========
                       1995 Rupees          -  9,101,286   9,101,286
                                    =========  =========  ==========




                                            Depreciation
                                   ------------------------------    Book Value      Annual
                                     At        Charge        At      at June 30,    Rate of
                                   July 1,     for the    June 30,     1996       Depreciation
                                    1995        Year        1996                       %

        Freehold land                    -           -           -   7,419,259          -

        Office equipment             10,770      57,389      68,159    315,636         15

        Electrical gas appliances     2,444       6,538       8,982     34,608         15

        Air conditioners              4,695       6,315      11,010     31,090         15

        Furniture and fixtures        6,616      11,094      17,710     93,234         10

        Motor vehicles              249,943     591,115     841,058  1,528,386         25
                                    -------     -------     -------  ---------

                     Total Rupees   274,468     672,451     946,919  9,422,213
                                    =======     =======     =======  =========

                      1995 Rupees         -     274,468     274,468  8,826,818
                                    =======     =======     =======  =========





/initialled/ AFFCo

                                                            1996         1995
                                                           Rupees       Rupees

7.       CAPITAL WORK IN PROGRESS

         Civil works                                      1,580,881           -

         Unallocated preproduction expenditure -
           note 7.1                                     166,405,926  23,039,958
                                                        -----------  ----------
                                                        167,986,807  23,039,958
                                                        ===========  ==========

7.1      Unallocated preproduction expenditure

         Consultancy charges                              1,178,288     465,000

         Fees and charges related to long term loans    104,384,833           -

         Legal and professional charges*                  2,805,393     575,959

         Development cost charged by an associated
           undertaking - note 7.2                        32,340,612  16,963,790

         LOS capacity extension fee                       1,300,000           -

         Salaries and allowances                          1,837,385     370,653

         Travel expenses                                  3,420,873   1,169,513

         Office expenses                                  2,537,935     427,140

         Bank charges and commission                      2,318,675     201,970

         Mark up on short term finance provided by an
           associated undertaking - net of interest
           income Rs 38,822 (1995: Rs nil)               13,390,812   2,596,210

         Depreciation                                       946,919     274,468

         Exchange gain                                      (55,799)     (4,745)
                                                        -----------  ----------
                                                        166,405,926  23,039,958
                                                        ===========  ==========


         * These include audit fees of Rs 60,000 (1995: Rs 40,000).


         No remuneration was paid to the Chief Executive (1995: Rs Nil).

7.2 This represents amount charged by the local sponsor only and excludes amount, if any, to be charged by the foreign sponsor.



/initialled/ AFFCo

8.       PRELIMINARY EXPENSES

                                                          1996       1995
                                                         Rupees     Rupees

         Stamp and registration fees                    2,503,200   51,700
                                                        =========  =======

         Registration fees of Rs 2,451,500 were paid during the year for increase in authorized share capital.

                                                             1996       1995
                                                            Rupees     Rupees

9.       ADVANCES AND PREPAYMENTS

         Advance for expenses to an associated
           undertaking                                       522,034    9,405

         Prepaid office rent                                  24,000  168,000
                                                           ---------  -------
                                                             546,034  177,405
                                                           =========  =======
10.      BALANCES WITH BANKS

         On deposit account                                1,111,056  422,603

         On current account                                  400,615  429,900
                                                           ---------  -------
                                                           1,511,671  852,503
                                                           =========  =======

         Balances with banks include foreign currency balance of US $5,921 (1995: US $13,642)


/initialled/ AFFCo



Chairman/Chief Executive                                          Director

                                                                  Attachment to
                                                                      Exhibit I

Note: This attachment contains the Annexure and the Balance Sheet and annexed notes of the Fauji Kabirwala Power Company Limited as of June 30, 1996 converted to U. S. dollars using exchange rates of 34.96 Rupees to 1 U. S. dollar at June 30, 1996; 31.01 Rupees to 1 U. S. dollar at June 30, 1995; and, for activity during the year ended June 30, 1996, a simple average exchange rate of 32.985 Rupees to 1 U. S. dollar. A. F. Ferguson & Company's Auditors' report does not cover this attachment.

                                                                       Annexure


A. F. FERGUSON & CO.



FAUJI KABIRWALA POWER COMPANY LIMITED

ACCOUNTS FOR THE YEAR ENDED JUNE 30, 1996



Items requiring the Board's approval as referred to in the first paragraph of our letter 1492 dated November 6, 1996.



                                                                   U.S. Dollars


a)            Additions to fixed assets - at cost                   $   38,437

b)            Additions to capital work in progress - at cost

              -   Development cost charged by an associated
                  undertaking                                        $  378,032

              -   Mark up on short term finance provided by an
                  associated undertaking                             $  300,420

              -   Civil works and other preproduction expenditure    $3,383,678

FAUJI KABIRWALA POWER COMPANY LIMITED

BALANCE SHEET AS AT JUNE 30, 1996

                                                        1996          1995
                                             Note   U.S. Dollars  U.S. Dollars

SHARE CAPITAL

  Authorized capital
  200,000,000 (1995: 3,000,000)
  ordinary shares of U. S. $0.322                    $64,495,324    $967,430
                                                     ===========    ========

  Issued, subscribed and paid-up
  capital 83,000 (1995: 83,000)
  ordinary shares of U. S. $0.322                     $   26,765  $   26,765

  Foreign Currency Translation Adjustment                 (3,024)          -

LONG TERM LOANS                                3               -           -

CURRENT LIABILITIES

  Creditors, accrued and other
  liabilities                                  4       5,181,348   1,035,743

CONTINGENCIES AND COMMITMENTS                  5
                                                      ----------  ----------
                                                      $5,205,089  $1,062,508
                                                      ==========  ==========



FIXED CAPITAL EXPENDITURE

  Fixed assets                                 6         269,514     284,644

  Capital work in progress                     7       4,805,115     742,985
                                                      ----------  ----------
                                                       5,074,629   1,027,629

PRELIMINARY EXPENSES                           8          71,601       1,667

CURRENT ASSETS

  Advances and prepayments                     9          15,619       5,721

  Balances with banks                                     43,240      27,491
                                                          ------      ------
                                                          58,859      33,212

                                                      ----------  ----------
                                                      $5,205,089  $1,062,508
                                                      ==========  ==========


The annexed notes form an integral part of these accounts.

FAUJI KABIRWALA POWER COMPANY LIMITED

NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED JUNE 30, 1996



1.       LEGAL STATUS AND OPERATIONS

         The Company was incorporated in Pakistan on July 28, 1994 as a public limited company for the principal purposes of implementing a project comprising the establishment and operation of a 157 MW power generation plant and sale of the electricity generated by such plant to Water and Power Development Authority.

2.       SIGNIFICANT ACCOUNTING POLICIES

2.1      Accounting convention

         The accounts have been prepared under the historical cost convention.

2.2      Fixed capital expenditure

         Fixed assets except freehold land are stated at cost less accumulated depreciation. Freehold land and capital work in progress are stated at cost.

         Depreciation is provided on straight line method to write off the cost of an asset over its estimated useful life. Full year's depreciation is provided on additions during the first six months of the year whereas half year's depreciation is provided on additions during the last six months of the year. No depreciation is provided on assets deleted during the year.

2.3      Foreign currency transactions

         Transactions in foreign currencies are converted into rupees at the rate of exchange ruling on the date of the transaction. All assets and liabilities in foreign currencies are translated at exchange rates prevailing at the balance sheet date.

3.       LONG TERM LOANS - SECURED

         The Company has executed two loan agreements of US $32 million and US $65 million with Asian Development Bank (ADB), Philippines and a loan agreement of US $35 million with Export Development Corporation (EDC), Canada, which loans remained undisbursed at the year end. The loans are secured by a charge on all the present and future assets of the Company.

4.       CREDITORS, ACCRUED AND OTHER LIABILITIES

                                                     1996               1995
                                                 U.S. Dollars       U.S. Dollars

         Amount due to associated undertakings    $5,132,507         $1,032,089

         Accrued liabilities                          48,841              3,654
                                                  ----------         ----------
                                                  $5,181,348         $1,035,743
                                                  ==========         ==========

5.       CONTINGENCIES AND COMMITMENTS

         Capital expenditure commitments outstanding amounting to U. S. $30,081 (1995: Nil).

6.       FIXED ASSETS

                                                      Cost
                                     --------------------------------------
                                                         Foreign
                                        At   Additions  Currency       At
                                     July 1,           Translation  June 30,
                                      1995             Adjustment     1996

         Freehold land             $227,043   $11,480   $(26,302)   $212,221

         Office equipment             4,631     7,282       (935)     10,978

         Electrical gas appliances    1,051       333       (137)      1,247

         Air conditioners             1,358         -       (154)      1,204

         Furniture and fixtures       3,022       523       (372)      3,173

         Motor vehicles              56,392    18,819     (7,435)     67,776
                                   --------   -------   --------    --------

                Total U.S. Dollars $293,497   $38,437   $(35,335)   $296,599
                                   ========   =======   ========    ========

                 1995 U.S. Dollars        -   293,497                293,497
                                   ========   =======               ========



                                                Depreciation
                                    --------------------------------------
                                                       Foreign              Book Value       Annual
                                      At     Charge    Currency      At     at June 30,    Rate of
                                    July 1,  for the  Translation  June 30,   1996       Depreciation
                                     1995     Year    Adjustment    1996                      %
         Freehold land              $    -  $     -   $     -      $      - $212,221          -

         Office equipment              347    1,740      (138)        1,949    9,029         15

         Electrical gas appliances      79      198       (20)          257      990         15

         Air conditioners              151      191       (27)          315      889         15

         Furniture and fixtures        213      336       (43)          506    2,667         10

         Motor vehicles              8,060   17,921    (1,923)       24,058   43,718         25
                                    ------  -------   --------      -------  -------

         Total U.S. Dollars         $8,850  $20,386   $(2,151)      $27,085   $269,514
                                    ======  =======   =======       =======   ========

          1995 U.S. Dollars         $    -  $18,851                 $18,851   $284,647
                                    ======  =======                 =======   ========




                                                           1996         1995
                                                       U.S. Dollars U.S. Dollars

7.       CAPITAL WORK IN PROGRESS

         Civil works                                    $   45,220    $      -

         Unallocated preproduction expenditure -
           note 7.1                                      4,759,895     742,985
                                                        ----------    --------
                                                        $4,805,115    $742,985

7.1      Unallocated preproduction expenditure

         Consultancy charges                            $   33,704    $ 14,995

         Fees and charges related to long term loans     2,985,836           -

         Legal and professional charges*                    80,246      18,573

         Development cost charged by an associated
           undertaking - note 7.2                          925,075     547,043

         LOS capacity extension fee                         37,185           -

         Salaries and allowances                            52,557      11,953

         Travel expenses                                    97,851      37,714

         Office expenses                                    72,595      13,774

         Bank charges and commission                        66,324       6,513

         Mark up on short term finance provided by an
           associated undertaking - net of interest
           income Rs 38,822 (1995: Rs nil)                 383,032      83,722

         Depreciation                                       27,086       8,851

         Exchange gain                                      (1,596)       (153)
                                                        ----------    --------
                                                        $4,759,895    $742,985
                                                        ==========    ========


         * These include audit fees of U. S. $1,716 (1995: U.S. $1,290).


         No remuneration was paid to the Chief Executive (1995: Nil).

7.2 This represents amount charged by the local sponsor only and excludes amount, if any, to be charged by the foreign sponsor.




8.       PRELIMINARY EXPENSES

                                                           1996         1995
                                                       U.S. Dollars U.S. Dollars


         Stamp and registration fees                     $71,601       $1,667
                                                         =======       ======

         Registration fees of Rs 2,451,500 were paid during the year for increase in authorized share capital.

                                                           1996          1995
                                                       U.S. Dollars U.S. Dollars

9.       ADVANCES AND PREPAYMENTS

         Advance for expenses to an associated
           undertaking                                   $14,932        $  303

         Prepaid office rent                                 687         5,418
                                                         -------        ------
                                                         $15,619        $5,721
                                                         =======        ======

10.      BALANCES WITH BANKS

         On deposit account                              $31,781       $13,628

         On current account                               11,459        13,863
                                                         -------       -------
                                                         $43,240       $27,491
                                                         =======       =======


         Balances with banks include foreign currency balance of US $5,921
         (1995: US $13,642)




